Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of

(i)	our report dated March 24, 2014 with respect to the consolidated financial statements and schedules of Empire State Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission;

(ii)	our report dated March 24, 2014 with respect to the consolidated financial statements and schedules of Empire State Realty OP, L.P. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission;

(iii)	our report dated July 21, 2014 with respect to the statements of revenues and certain expenses of 112 West 34th Street for each of the three years in the period ended December 31, 2013 included in Empire State Realty Trust Inc.’s Current Report (Form 8-K) filed with the Securities and Exchange Commission;

(iv)	our report dated July 21, 2014 with respect to the statements of revenues and certain expenses of 112 West 34th Street for each of the three years in the period ended December 31, 2013 included in Empire State Realty OP, L.P.’s Current Report (Form 8-K) filed with the Securities and Exchange Commission;

(v)	our report dated July 21, 2014 with respect to the statements of revenues and certain expenses of 1400 Broadway for each of the three years in the period ended December 31, 2013 included in Empire State Realty Trust Inc.’s Current Report (Form 8-K) filed with the Securities and Exchange Commission;

(vi)	our report dated July 21, 2014 with respect to the statements of revenues and certain expenses of 1400 Broadway for each of the three years in the period ended December 31, 2013 included in Empire State Realty OP, L.P.’s Current Report (Form 8-K) filed with the Securities and Exchange Commission;

all incorporated by reference in this Registration Statement (Form S-3) and related Prospectus of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. filed with the Securities and Exchange Commission for the registration of Empire State Realty Trust, Inc. Class A common stock, preferred stock, guarantees, and warrants and Empire State Realty OP, L.P. debt securities.

/s/ Ernst & Young LLP

New York, New York

October 7, 2014